                                                                      Exhibit 11


                           RAMSAY MANAGED CARE, INC.

                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                  (Unaudited)
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

                                                Quarter Ended                Six Months Ended
                                                 December 31                    December 31
                                             1996           1995           1996            1995
                                      ------------------------------------------------------------
PRIMARY

Weighted Average Common
  Shares Outstanding..................     6,397,304      6,370,909      6,397,304       6,370,909

TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES                 6,397,304      6,370,909      6,397,304       6,370,909
                                          ==========     ==========     ==========     ===========
Loss From Continuing Operations
  Available to Common Shareholders....    $ (239,000)    $ (639,000)    $ (831,000)    $(1,473,000)
                                          ==========     ==========     ==========     ===========
NET INCOME (LOSS) PER SHARE
 FROM CONTINUING OPERATIONS...........    $    (0.04)    $    (0.10)    $    (0.13)    $     (0.23)
                                          ==========     ==========     ==========     ===========

FULLY DILUTED

Weighted Average Common
  Shares Outstanding..................     6,397,304      6,370,909      6,397,304       6,370,909

TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES............     6,397,304      6,370,909      6,397,304       6,370,909
                                          ==========     ==========     ==========     ===========
Loss From Continuing Operations
  Available to Common Shareholders....    $ (239,000)    $ (639,000)    $ (831,000)    $(1,473,000)
                                          ==========     ==========     ==========     ===========
NET INCOME (LOSS) PER SHARE
 FROM CONTINUING OPERATIONS...........    $    (0.04)    $    (0.10)    $    (0.13)    $     (0.23)
                                          ==========     ==========     ==========     ===========

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